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Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                          Three Months Ended
                                                              July 31,
                                                   -------------------------------
                                                        1998              1997
                                                   -------------     -------------

Net (loss)                                         $  (2,911,003)    $  (3,531,223)
                                                   =============     =============
Weighted average number of shares outstanding          8,808,871         8,813,446
                                                   =============     =============
Basic net (loss) per share of common stock         $        (.33)    $        (.40)
                                                   =============     =============
Diluted net (loss) per share of common stock       $        (.33)    $        (.40)
                                                   =============     =============

                                                           Six Months Ended
                                                              July 31,
                                                   -------------------------------
                                                        1998              1997
                                                   -------------     -------------


Net (loss)                                         $  (6,047,088)    $  (6,376,930)
                                                   =============     =============
Weighted average number of shares outstanding          8,807,459         8,849,312
                                                   =============     =============
Basic net (loss) per share of common stock         $        (.69)    $        (.72)
                                                   =============     =============
Diluted net (loss) per share of common stock       $        (.69)    $        (.72)
                                                   =============     =============




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